Letter regarding unaudited financial information from the Independent Registered Public Accounting Firm

Credit Suisse Group AG

Zurich, Switzerland

Re: Registration Statement No. 333-180300 and 333-101259

With respect to the subject registration statements, we acknowledge our awareness of the incorporation by reference therein of our report dated October 31, 2014 related to our review of interim financial information of Credit Suisse Group AG as of September 30, 2014 and 2013 and for the three and nine-month periods ended September 30, 2014 and 2013.

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

KPMG AG

Simon Ryder                        Anthony Anzevino

Licensed Audit Expert          Global Lead Partner

Zurich, Switzerland

October 31, 2014

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